Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-148663, No. 333-142963, No. 333-119616 and No. 333-160535) of GigaMedia Limited of our report dated May 13, 2010, on the consolidated financial statements and internal control over financial reporting of GigaMedia Limited, which appears in this annual report on Form 20-F for the year ended December 31, 2009.
/s/ GHP HORWATH, P.C.
Denver, Colorado
June 30, 2010